EXHIBIT 4.2

[NAME OF SERVICER],

AS SERVICER

_____ TRUST SERIES ____ __,

AS ISSUER

AND

[NAME OF INDENTURE TRUSTEE]

AS INDENTURE TRUSTEE

______________________

SERVICING AGREEMENT

Dated as of __________ 1, ____

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions
Section 1.02	Other Definitional Provisions
Section 1.03	Interest Calculations

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01	Representations and Warranties Regarding the Servicer
Section 2.02	Representations and Warranties of the Issuer
Section 2.03	Enforcement of Representations and Warranties

ARTICLE III

ADMINISTRATION AND SERVICING OF LOANS

Section 3.01	Servicer to Act as Servicer.
Section 3.02	Collection of Certain Loan Payments.
Section 3.03	[Reserved].
Section 3.04	Custodial Account and Escrow Account.
Section 3.05	Permitted Withdrawals From the Custodial Account, Escrow Account.
Section 3.06	Investment of Funds in the Custodial Account, the Escrow Account and the REO Account.
Section 3.07	Payment of Taxes, Insurance and Other Charges.
Section 3.08	Maintenance of Hazard Insurance.
Section 3.09	Maintenance of Mortgage Blanket Insurance.
Section 3.10	Fidelity Bond; Errors and Omissions Insurance.
Section 3.11	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
Section 3.12	Realization Upon Defaulted Loans.
Section 3.13	Title, Management and Disposition of REO Property.
Section 3.14	[Reserved].
Section 3.15	Reports of Foreclosure and Abandonment of Mortgaged Properties.
Section 3.16	Optional Purchase of Defaulted Loans.
Section 3.17	Indenture Trustee to Cooperate; Release of Mortgage Files.
Section 3.18	Servicing Compensation.
Section 3.19	Statement as to Compliance.
Section 3.20	Assessments of Compliance and Attestation Reports.
Section 3.21	Access to Certain Documentation.
Section 3.22	Exchange Act Reporting.

ARTICLE IV

SERVICING CERTIFICATE

Section 4.01	Statements to Securityholders
Section 4.02	Tax Reporting

ARTICLE V

ADVANCES; COMPENSATING INTEREST

Section 5.01	Advances.
Section 5.02	Compensating Interest.

ARTICLE VI

THE SERVICER

Section 6.01	Liability of the Servicer
Section 6.02	Merger or Consolidation of, or Assumption of the Obligations of, the Servicer
Section 6.03	Limitation on Liability of the Servicer and Others
Section 6.04	Servicer Not to Resign
Section 6.05	Subservicing Agreements Between the Servicer and Subservicers.
Section 6.06	Successor Subservicers.
Section 6.07	Subservicing Accounts.
Section 6.08	Rights of the Depositor in Respect of the Servicer.
Section 6.09	Liability of the Servicer.
Section 6.10	Assumption or Termination of Subservicing Agreements by Indenture Trustee.

ARTICLE VII

DEFAULT

Section 7.01	Servicing Default
Section 7.02	Indenture Trustee to Act; Appointment of Successor
Section 7.03	Notification to Securityholders
Section 7.04	Waiver of Servicer Events of Default.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01	Amendment
Section 8.02	GOVERNING LAW
Section 8.03	Notices
Section 8.04	Severability of Provisions
Section 8.05	Third Party Beneficiaries
Section 8.06	Counterparts
Section 8.07	Effect of Headings and Table of Contents

Section 8.08	Termination Upon Purchase by the Servicer or Liquidation of All Loans; Partial Redemption
Section 8.09	Certain Matters Affecting the Indenture Trustee
Section 8.10	Owner Trustee Not Liable for Related Documents

EXHIBIT A	LOAN SCHEDULE
EXHIBIT B	POWER OF ATTORNEY
EXHIBIT C	FORM OF REQUEST FOR RELEASE
EXHIBIT D	OFFICER'S CERTIFICATE
EXHIBIT E	CERTIFICATION
EXHIBIT F	FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

This is a Servicing Agreement, dated as of _________ 1, ____, among [Name of Servicer] (the “Servicer”), the _____ Trust Series ____ __ (the “Issuer”) and [Name of Indenture Trustee] (the “Indenture Trustee”).

W I T N E S S E T H T H A T:

WHEREAS, pursuant to the terms of a Loan Purchase Agreement, [Name of Originator] (in its capacity as Originator) will sell to the Seller the Loans together with the Related Documents on the Closing Date;

WHEREAS, pursuant to the terms of a Loan Purchase Agreement, [Name of Seller] (in its capacity as Seller) will sell to the Depositor the Loans together with the Related Documents on the Closing Date;

WHEREAS, the Depositor will sell the Loans and all of its rights under the Loan Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date;

WHEREAS, pursuant to the terms of the Owner Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Certificates;

WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Depositor, the Notes; and

WHEREAS, pursuant to the terms of this Servicing Agreement, the Servicer will service the Loans directly or through one or more Subservicers;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01     Definitions. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated as of _______________ (the “Indenture”), between ______ Trust Series ____ __, as issuer, and [Name of Indenture Trustee], as Indenture Trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02    Other Definitional Provisions. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Servicing Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; and the term “including” shall mean “including without limitation”.

(d)          The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03      Interest Calculations. All calculations of interest hereunder that are made in respect of the Principal Balance of a Loan shall be made in accordance with the Mortgage Note. All calculations of interest on the Securities shall be made on the basis of the actual number of days in the Interest Accrual Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 30 day month and a year assumed to consist of 360 days. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one half of one penny being rounded up.

ARTICLE II

Representations And Warranties

Section 2.01    Representations and Warranties Regarding the Servicer. The Servicer represents and warrants to the Issuer and the Indenture Trustee, as of the Cut off Date:

(i)           The Servicer is a ____ duly organized, validly existing and in good standing under the laws of the State of _____________ and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer;

(ii)          The Servicer has the full power and authority to service each Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Servicing Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Servicing Agreement; and this Servicing Agreement, assuming the due authorization, execution and delivery hereof by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iii)        The execution and delivery of this Servicing Agreement by the Servicer, the servicing of the Loans by the Servicer hereunder, the consummation of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and shall not (A) result in a breach of any term or provision of the organizational documents of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Servicing Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

(iv)         No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement;

(v)          The Servicer is an approved servicer for Fannie Mae or Freddie Mac in good standing and is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act;

(vi)         No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Servicing Agreement or the consummation of the transactions contemplated by this Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(vii)       The Servicer shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information company or their successors on a monthly basis;

(viii)      There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Servicing Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Servicing Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Servicing Agreement;

(ix)         The information set forth in the monthly tape provided to the Indenture Trustee or any of its Affiliates shall be true and correct in all material respects;

(x)          The Servicer shall transmit full-file credit reporting data for each Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Loan, the Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-59 days, 60-89 days, 90-119 days, 120 or more days, etc.), foreclosed, in bankruptcy or charged-off;

(xi)         The Servicer has the facilities, procedures, and experienced personnel necessary for the sound servicing of the Loans;

(xii)       The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Loans pursuant to this Servicing Agreement;

(xiii)      The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Servicing Agreement;

(xiv)      The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Servicer pursuant to this Servicing Agreement or in connection with the transactions contemplated hereby do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading;

(xv)        The Servicer possesses all licenses, permits and approvals necessary to Service the Loans in accordance with the Servicing Standard set forth in Section 3.01, pursuant to the terms and provision of this Servicing Agreement and all applicable laws, and to the best of Servicer’s knowledge, all such permits, licenses and approvals are in full force and effect and none have been suspended or revoked, and there are presently pending or, to the Servicer’s knowledge, threatened no proceedings to suspend, terminate, restrict or revoke any such permits, license or approvals; and

(xvi)      The Servicer is rated __________ by S&P, _________ by Moody’s and _______ by Fitch, and to the best of Servicer’s knowledge there is no pending or contemplated reduction of such ratings, and the Servicer shall give the Indenture Trustee and the Issuer prompt written notice in the event there is a reduction of the Servicer’s rating by any rating agency.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.01 shall survive delivery of the Mortgage Files to the Indenture Trustee or to a Custodian, as the case may be, and shall inure to the benefit of the Indenture Trustee, the Issuer and the Securityholders. Upon discovery by any of the Issuer, the Servicer or the Indenture Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Loan or the interests therein of the Noteholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Indenture Trustee and the Issuer.

Section 2.02     Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Servicer and the Indenture Trustee, as of the Cut off Date:

(i)           The Issuer is a statutory trust duly formed and in good standing under the laws of the State of [Delaware] and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

(ii)          The execution and delivery by the Issuer of this Servicing Agreement and the performance by the Issuer of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03      Enforcement of Representations and Warranties. The Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Loans, or the Issuer, shall enforce the representations and warranties of the Seller and the Originator pursuant to the Loan Purchase Agreements. Upon the discovery by the Seller, the Originator, the Depositor, the Servicer, the Indenture Trustee, the Issuer, or any Custodian of a breach of any of the representations and warranties made in a Loan Purchase Agreement, in respect of any Loan which materially and adversely affects the value of such Loan or the interests of the Securityholders, the party discovering such breach or existence shall give prompt written notice to the other parties. The Servicer shall promptly notify the Seller and the Originator of such breach and request that, pursuant to the terms of the related Loan Purchase Agreement, the Originator either (i) cure such breach in all material respects within 90 days from the date the Originator was notified of such breach or (ii) purchase such Loan from the Issuer at the price and in the manner set forth in Section __ of the Loan Purchase Agreement; provided that the Originator shall, subject to compliance with all the conditions set forth in the related Loan Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Loan. In the event that the Originator elects to substitute one or more Eligible Substitute Loans pursuant to Section __ of the Loan Purchase Agreement, the Originator shall deliver to the Issuer with respect to such Eligible Substitute Loans, the original Mortgage Note, the Mortgage, and such other documents and agreements as are required by the related Loan Purchase Agreement.

Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Monthly Payment has been received by the Issuer for such month in respect of the Loan to be removed. The Servicer shall amend or cause to be amended the Loan Schedule to reflect the removal of such Loan and the substitution of the Eligible Substitute Loans and the Servicer shall promptly deliver the amended Loan Schedule to the Owner Trustee and the Indenture Trustee.

It is understood and agreed that the obligation of the Originator to cure such breach or purchase or substitute for such Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Loans, against the Seller or the Originator. In connection with the purchase of or substitution for any such Loan by the Originator, the Issuer shall assign to the Originator all of its right, title and interest in respect of the Loan Purchase Agreements applicable to such Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Servicer shall notify the Custodian and then the Custodian shall deliver the Mortgage Files to the Originator, together with all relevant endorsements and assignments prepared by the Servicer which the Indenture Trustee shall execute.

ARTICLE III

Administration And Servicing Of Loans

Section 3.01	Servicer to Act as Servicer.

The Servicer shall service and administer the Loans on behalf of the Issuer and in the best interests of and for the benefit of the Securityholders (as determined by the Servicer in its reasonable judgment) in accordance with (i) the terms of the respective Loans and any insurance policies related thereto, (ii) all Applicable Regulations, (iii) the terms of this Servicing Agreement, and (iv) to the extent consistent with the preceding requirements, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)           any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)          the ownership or non-ownership of any Security by the Servicer or any Affiliate of the Servicer;

(iii)        the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)         the Servicer’s or any Subservicer’s right to receive compensation for its services hereunder or with respect to any particular transaction (all of the foregoing, the “Servicing Standard”).

To the extent consistent with the foregoing the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes related to the Loans. Subject only to the above-described Servicing Standard, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 6.05, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Indenture Trustee to and shall, to the extent provided for under this Servicing Agreement and in accordance with the Servicing Standard, (i) execute and deliver, on behalf of the Noteholders and the Indenture Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of forbearance, or of modification and all other comparable instruments, with respect to the Loans and the Mortgaged Properties, (ii) institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure to convert the ownership of such properties, (iii) market, sell and transfer title of REO Properties included the Trust Estate to third party purchasers upon terms and conditions the Servicer deems reasonable under the Servicing Standard, (iv) bring or respond to civil actions or complaints related to any Loan, Mortgaged Property or REO Property included in the Trust Estate and (v) execute any other document necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder consistent with the Servicing Standard.

At the written request of the Servicer, the Indenture Trustee shall execute and furnish to the Servicer such documents as are necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. By execution of this Servicing Agreement, the Issuer and the Indenture Trustee hereby grant to the Servicer a power of attorney in the form of Exhibit B hereto, to execute any and all documents necessary to carry out any and all servicing duties described in this Servicing Agreement (including the taking of and transferring title of REO Properties to third parties) and expressly confirms that this paragraph along with the face page and a copy of the signature page (duly executed) to this Servicing Agreement shall constitute the power of attorney for evidentiary and/or recording purposes. The Indenture Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

Consistent with the terms of this Servicing Agreement and with respect to any Loan that is Delinquent or in default, the Servicer may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if such waiver, modification, postponement or indulgence is in conformity with the Servicing Standard; provided, however, that:

(i)	the Servicer shall not make future advances (except P&I Advances); and

(ii)          the Servicer shall not permit any modification with respect to any Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest payments, reduce the outstanding Principal Balance (except for reductions resulting from actual payments of principal) or extend the final maturity date on such Loan (unless as provided in Section 3.02, (i) the Mortgagor is Delinquent or (ii) the Mortgagor is in default with respect to the Loan).

The Servicer may delegate any of its responsibilities under this Servicing Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Servicing Agreement. All references to Servicer in this Servicing Agreement shall be deemed to include any Subservicer duly appointed by the Servicer pursuant to this Servicing Agreement.

Consistent with the foregoing and this Servicing Agreement, the Servicer shall seek to maximize the collection of amounts due, and minimize losses that might be incurred, in connection with any Loan. For any Delinquent or defaulted Loan, the Servicer (a) shall pursue collection from the related Mortgagor of all amounts due under the terms of such Loan, (b) at such time as in the judgment of the Servicer such collection efforts have been exhausted but in no case to exceed a period of __ months since such Loan became Delinquent, the Servicer shall consider other workout activities pursuant to Section 3.02 to maximize collections and minimize losses, and (c) at such time as in the judgment of the Servicer such workout activities have been exhausted, the Servicer shall seek all other remedies that in its best judgment are available to maximize collections and minimize losses through foreclosure sale in respect of Mortgaged Properties or through any legal action brought to obtain judgment against the related Mortgagor or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.

Section 3.02	Collection of Certain Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to Loans comparable to the Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion, with respect to any Loan that is Delinquent or in default, (i) waive any late payment charge or, if applicable, penalty interest, (ii) waive any provisions of such Loan requiring the related Mortgagor to submit to mandatory arbitration with respect to disputes arising thereunder or (iii) extend the due dates for the Monthly Payments due on the related Mortgage Note for a period of not greater than 180 days; provided that any extension pursuant to clause (iii) above shall not affect the amortization schedule of such Loan for purposes of any computation hereunder. In connection with any such modification, the Servicer may reimburse itself for any unpaid P&I Advances with respect to such modified Loan at the time of such modification, in accordance with Section 3.05(a) of this Servicing Agreement. In the event of any such arrangement pursuant to clause (iii) above, the Servicer shall make timely advances on such Loan during such extension pursuant to Section 5.01 and in accordance with the original amortization schedule of such Loan without modification thereof by reason of such arrangements.

Notwithstanding the foregoing, in the event that any Loan is Delinquent or in default, the Servicer, consistent with the Servicing Standard, may also waive, modify or vary any term of such Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Loan), accept payment from the related Mortgagor of an amount less than the Principal Balance in final satisfaction of such Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”). The Servicer’s analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

In the event that a shortfall in any collection on or liability with respect to any Loan results from or is attributable to adjustments to Loan Rates, Monthly Payments or Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Servicing Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Indenture Trustee for deposit in the Note Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Issuer, the Indenture Trustee, the Seller, the Originator, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Servicing Agreement.

Section 3.03	[Reserved].
Section 3.04	Custodial Account and Escrow Account.

(a)          Custodial Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Loan separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Indenture Trustee one or more accounts (such account or accounts, the “Custodial Account”) in accordance with this Section 3.04, held in trust for the benefit of the Indenture Trustee and the Noteholders. The Indenture Trustee shall not be responsible for reconciling the Custodial Account.

(b)          Deposits to the Custodial Account. The Servicer shall deposit in the Custodial Account, in no event more than two Business Days after the Servicer’s receipt thereof, the following payments and collections received or made by it subsequent to the Cut-off Date with respect to the Loans or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

(i)           all payments on account of principal, including principal prepayments, on the Loans and REO Properties;

(ii)          all payments on account of interest on the Loans and REO Properties adjusted to the Net Loan Rate;

(iii)         all Insurance Proceeds and Net Liquidation Proceeds (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicing Standard), Subsequent Recoveries and any amounts received in respect of the rental of any REO Property prior to disposition thereof;

(iv)         all proceeds related to the purchase, substitution or repurchase of any Loan or REO Property pursuant to a Loan Purchase Agreement;

(v)          any amounts required to be deposited by the Servicer pursuant to Section 3.09 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer’s own funds, without reimbursement therefor;

(vi)         any amounts required to be deposited by the Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Custodial Account;

(vii)       all amounts required to be deposited in connection with shortfalls in principal amount of Eligible Substitute Loans (for purposes of this clause (vii), the Cut-off Date with respect to any Eligible Substitute Loan shall be deemed to be the date of substitution); and

(viii)      any amounts required to be deposited by the Servicer pursuant to Section 5.01, Section 5.02 or otherwise under this Servicing Agreement.

The foregoing requirements for deposit to the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Foreclosure Profits, late payment charges, assumption fees, insufficient funds charges, modification fees and other ancillary fees need not be deposited by the Servicer in the Custodial Account and shall upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.

(c)          Escrow Account. The Servicer shall segregate and hold all funds collected and received pursuant to each Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Indenture Trustee one or more accounts (such account or accounts, the “Escrow Account”) held in trust for the benefit of the Issuer, the Noteholders and the Indenture Trustee.

(d)          Deposits to the Escrow Account. The Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Escrow Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, and retain therein:

(i)           all amounts constituting taxes, and/or fire and hazard insurance premiums escrowed by the Mortgagor with the mortgagee pursuant to a voluntary escrow agreement related to any Loan (collectively, “Escrow Payments”) collected on account of the Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Servicing Agreement; and

(ii)          all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

(e)	Reserved.
(f)	Reserved.

(g)          Servicer Transfer of Funds to the Note Account. With respect to each Payment Date, the Servicer shall deliver to the Indenture Trustee in immediately available funds for deposit in the Note Account by 1:00 p.m. (New York time) on the ___ day of each calendar month prior to such Payment Date or if such ___ day is not a Business Day, the Business Day immediately succeeding such ___ day (the “Servicer Remittance Date”), all amounts then on deposit in the Custodial Account minus amounts that represent:

(i)           Monthly Payments on the Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period,

(ii)          principal prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such principal prepayments to the extent they represent the payment of interest accrued on the Loans during a period subsequent to the end of the prior calendar month),

(iii)         Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period,

(iv)         amounts reimbursable or payable to the Issuer, the Servicer, the Indenture Trustee, the Seller, the Originator or any Subservicer pursuant to this Servicing Agreement, and

(v)	amounts deposited in the Custodial Account in error.

In addition, the Servicer shall deliver to the Indenture Trustee from time to time as required by this Servicing Agreement, for deposit and the Indenture Trustee shall so deposit, in the Note Account:

(i)	any P&I Advances, as required pursuant to Section 5.01;

(ii)          any amounts required to be deposited pursuant to Section 3.13 in connection with any REO Property;

(iii)         any amounts to be paid in connection with a purchase of Loans and REO Properties pursuant to Section 3.16 and Section 8.08;

(iv)	any Compensating Interest as required pursuant to Section 5.02;
(v)	[reserved]; and

(vi)         any amounts required to be paid by the Servicer pursuant to Section 3.06 in connection with any losses realized on Permitted Investments with respect to funds held in the Custodial Account.

Funds held in the Custodial Account pursuant to Section 3.04(b) may at any time be delivered by the Servicer to the Indenture Trustee for deposit into the Note Account and for all purposes of this Servicing Agreement shall be deemed to be a part of the Custodial Account until the Business Day prior to the Payment Date; provided, however, that the Indenture Trustee shall have the sole authority to withdraw any funds held pursuant to this paragraph. In the event the Servicer shall deliver to the Indenture Trustee for deposit in the Note Account any amount not required to be deposited therein, it may at any time request that the Indenture Trustee withdraw such amount from the Note Account and remit to it any such amount, any provision herein to the contrary notwithstanding.

(h)          Investment of Account Funds. Funds on deposit in the Custodial Account, any REO Account and any Escrow Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. Any investment earnings or interest paid on funds deposited in the Custodial Account, any REO Account and any Escrow Account (subject to Section 3.05(b)) shall accrue to the benefit of the Servicer.

(i)           Creation, Location and Subsequent Transfers of Accounts. Each account created pursuant to this Servicing Agreement must be an Eligible Account. On or prior to the Closing Date, the Servicer and the Indenture Trustee shall give notice, to each other, and the Issuer of the location of any account created by it pursuant to this Servicing Agreement or the Indenture. From time to time, the Servicer and the Indenture Trustee may each transfer any account created by it to a different depository institution provided that upon such transfer the written notice is provided to all other parties listed in the preceding sentence.

In order to comply with its duties under the U.S.A. Patriot Act of 2001, the Indenture Trustee shall obtain and verify certain information and documentation from the owners of the accounts that the Indenture Trustee establishes pursuant to this Servicing Agreement or the Indenture including, but not limited to, each account owner’s name, address, and other identifying information.

Section 3.05    Permitted Withdrawals From the Custodial Account, Escrow Account.

(a)          Custodial Account. The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)           to remit to the Indenture Trustee for deposit in the Note Account the amounts required to be so remitted pursuant to Section 3.04(g) or permitted to be so remitted pursuant to the last paragraph of Section 3.04(g);

(ii)          subject to Section 3.12(c), to reimburse itself for (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances and (c) any unreimbursed P&I Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to any collections on the Loans which represent late recoveries of the payments for which the P&I Advances or Servicing Advances were made, Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received on the related Loan and any amounts received in respect of the rental of the related REO Property prior to the disposition thereof that represent payments of principal and/or interest respecting which any such advance was made;

(iii)        to reimburse itself for (a) any unpaid Servicing Fees to the extent not recoverable under Section 3.05(a)(ii), (b) any unpaid P&I Advances or Servicing

Advances that have been deemed Nonrecoverable Advances or Nonrecoverable Servicing Advances and (c) to reimburse itself for any P&I Advances previously made from amounts held from time to time in the Custodial Account that are not then required to be distributed, including upaid P&I Advances on Loans modified pursuant to Section 3.02 where (x) such P&I Advance is added to the unpaid Principal Balance of such Loan or (y) a portion of the unpaid Principal Balance of such Loan has been forgiven (provided that such amounts must be deposited into the Custodial Account prior to the next Payment Date);

(iv)	to pay to itself any Foreclosure Profits to the extent not otherwise retained;

(v)          to reimburse itself for any amounts paid pursuant to Section 3.12(b) (and not otherwise previously reimbursed);

(vi)         to pay to itself as servicing compensation any interest earned on funds in the Custodial Account;

(vii)       to reimburse itself for expenses incurred by or reimbursable to the Servicer pursuant to Section 6.03;

(viii)	reserved;

(ix)         to reimburse the Servicer for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03, including any expenses arising out of the enforcement of the purchase obligation;

(x)          to pay to the Servicer, the Seller or the Originator, as the case may be, with respect to each Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(a) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(xi)         to transfer funds in the Custodial Account maintained at a particular depository to the Custodial Account maintained at a different depository, pursuant to Section 3.04(i);

(xii)	to withdraw any funds deposited therein in error; and

(xiii)      to clear and terminate the Custodial Account upon the termination of this Servicing Agreement.

The Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the Custodial Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (vii), (x) and (xi) above.

(b)          Escrow Account. The Servicer may, from time to time, withdraw from the Escrow Account for the following purposes:

(i)           to effect payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items;

(ii)          to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Loan but only from amounts received on the related Loan which represent late payments or late collections of Escrow Payments thereunder;

(iii)        to refund to the Mortgagor any funds as may be determined to be overages;

(iv)         for transfer to the Custodial Account in accordance with the terms of this Servicing Agreement, including without limitation any Insurance Proceeds;

(v)	for application to restoration or repair of the Mortgaged Property;

(vi)         to pay to the Servicer, or to the Mortgagor to the extent required by the related Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account; and

(vii)       to clear and terminate the Escrow Account on the termination of this Servicing Agreement.

In the event the Servicer shall deposit in an Escrow Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Escrow Account, any provision herein to the contrary notwithstanding. As part of its servicing duties, the Servicer shall pay to the Mortgagor interest on funds in the Escrow Account, to the extent required by the related Loan or Applicable Regulations, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor. The Servicer may pay to itself any excess interest on funds in the Escrow Account, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

Section 3.06      Investment of Funds in the Custodial Account, the Escrow Account and the REO Account.

(a)          The Servicer may direct any depository institution maintaining the Custodial Account, the Escrow Account (subject to Section 3.05(b)), and the REO Account (for purposes of this Section 3.06, each an “Investment Account”), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Servicing Agreement, if a Person other than the Indenture Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Servicing Agreement, if the Indenture Trustee is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Indenture Trustee (in its capacity as such) or in the name of a nominee of the Indenture Trustee. The Indenture Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Custodial Account, the Escrow Account, and the REO Account) over each such investment and (except with respect to the income on funds held in the Custodial Account, the Escrow Account and the REO Account) the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Indenture Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Indenture Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Indenture Trustee shall:

(i)           consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(ii)          demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Indenture Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)          All income in the nature of interest from the investment of funds in the Custodial Account, Escrow Account (subject to Section 3.05(b)) and the REO Account shall be for the benefit of the Servicer as compensation for the Servicer’s services pursuant to this Servicing Agreement. The Servicer shall deposit in the Custodial Account, the Escrow Account, and the REO Account, as applicable, from its own funds the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

Section 3.07	Payment of Taxes, Insurance and Other Charges.

With respect to each first lien Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and, as to those Loans subject to a voluntary escrow agreement, shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments.

To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Servicing Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Loan being imposed, the Servicer will, to the extent required to avoid loss of the Mortgaged

Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property.

Section 3.08	Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the current Principal Balance of such Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Loan, plus accrued interest at the Loan Rate and related Servicing Advances (each measured at the time it became an REO Property). The Servicer shall comply in the performance of this Servicing Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.05, if received in respect of a Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.13, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Noteholders, be added to the unpaid Principal Balance of the related Loan, notwithstanding that the terms of such Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer shall cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Loan, (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program) and (iii) the maximum insurable value of the improvements which are part of the related Mortgaged Property.

Section 3.09	Maintenance of Mortgage Blanket Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of ___ or better in Best’s Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of Section 3.08, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of Section 3.08, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans, the Servicer agrees to prepare and present, on behalf of itself, the Issuer, the Indenture Trustee and the Noteholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

Section 3.10	Fidelity Bond; Errors and Omissions Insurance.

The Servicer shall keep in force during the term of this Servicing Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Servicing Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Loans. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac. Upon reasonable request, the Servicer shall provide the Indenture Trustee with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Indenture Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.11	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer is authorized to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. In connection with any assumption or substitution, the Servicer shall follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other Loans serviced solely by it to minimize the potential loss associated with such Loan. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Loan Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or otherwise permitted under Section 3.01. The Servicer shall notify the Indenture Trustee and any respective Custodian that any such substitution or assumption agreement has been completed by forwarding to the Indenture Trustee or to such Custodian, as the case may be, the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Except as described in this paragraph, the Servicer is not authorized to substitute one borrower for another in connection with any Loan.

Notwithstanding the foregoing paragraph or any other provision of this Servicing Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.11, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.12	Realization Upon Defaulted Loans.

(a)          The Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably convert the ownership of properties securing the Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.02. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses shall be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.05 and Section 3.13. The foregoing is subject to the provision that: (i) in any case in which Mortgaged Property shall have suffered damage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.08, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Loan after reimbursement to itself for such expenses and (ii) with respect to any second lien Loan for which the related first lien Loan is not included in the Trust Estate, if, after such Loan becomes 180 days or more Delinquent and the Servicer, after making a Final Recovery Determination, determines that a net recovery that would eliminate or reduce a Realized Loss by more than an immaterial amount is not possible through foreclosure, such Loan may be charged off and such Loan shall be treated as a Liquidated Loan giving rise to a Realized Loss.

(b)	Reserved.

(c)          Certain of the Loans may become Delinquent after the Cut-off Date. The Servicer may, in accordance with the Servicing Standard, either foreclose on any such Loan or work out an agreement with the Mortgagor, which may involve waiving or modifying certain terms of the Loan. In addition, the Servicer may write-off any second lien Loan that is Delinquent by 180 days or more.

Section 3.13	Title, Management and Disposition of REO Property.

(a)          The deed or certificate of sale of any REO Property shall be taken in the name of the Indenture Trustee, or its nominee, in trust for the benefit of the Noteholders.

Pursuant to the power of attorney granted in Section 3.01, the Servicer is hereby authorized to transfer the title of any REO Property taken in the name of the Indenture Trustee to a third party purchaser pursuant to this Section 3.13 without further documentation of its authority as attorney-in-fact for the Issuer, the Indenture Trustee on behalf of the Noteholders. With respect to such of the Loans as come into and continue in default, the Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Loans, (ii) write off the unpaid principal balance of the Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Servicing Agreement, or (vii) take an unsecured note, in connection with a negotiated release of the lien of the Mortgage in order to facilitate a settlement with the Mortgagor; in each case subject to the rights of any related first lien holder; provided that in connection with the foregoing if the Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the terms of this Servicing Agreement; provided that the Servicer shall not be liable in any respect hereunder if the Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In the event of a determination by the Servicer that any such expenditure previously made pursuant to this Section 3.13 will not be reimbursable from Net Liquidation Proceeds, the Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.05.

(b)          The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Indenture Trustee for the benefit of the Noteholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Custodial Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)          The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Servicing Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of the Issuer and the Noteholders and appropriate to effect the prompt disposition and sale of the REO Property. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on Loans in connection with its Loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the deposit of such funds into the clearing account, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)	all insurance premiums due and payable in respect of such REO Property;

(ii)          all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)	all costs and expenses necessary to maintain such REO Property.

(iv)         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts shall be recoverable from the rental or sale of the REO Property.

(d)          In addition to the withdrawals permitted under Section 3.13(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Subservicer unpaid Servicing Fees in respect of the related Loan; and (ii) to reimburse itself or any Subservicer for unreimbursed Servicing Advances and P&I Advances made in respect of such REO Property or the related Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Note Account in accordance with Section 3.04(g)(ii), the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.13(c) or this Section 3.13(d).

(e)          Subject to the time constraints set forth in Section 3.13(a) (including the constraint that the Servicer hold and manage each REO Property “solely for the purpose of its prompt disposition”), each REO disposition shall be carried out by the Servicer at such price and upon such terms and conditions as shall be normal and usual in its general servicing activities for similar properties.

(f)           The proceeds from the disposition of REO Property, net of any amount required by law to be remitted to the Mortgagor under the related Loan and net of any payment or reimbursement to the Servicer or any Subservicer as provided above, shall be deposited in the Note Account in accordance with Section 3.04(g)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Payment Date in accordance with the Indenture.

Section 3.14	[Reserved].

Section 3.15      Reports of Foreclosure and Abandonment of Mortgaged Properties.

The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

Section 3.16	Optional Purchase of Defaulted Loans.

The Servicer may, at its option, purchase a Loan which has become 90 or more days Delinquent or for which the Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16, the Servicer shall be required to continue to make P&I Advances pursuant to Section 4.03. The Servicer shall not use any procedure in selecting Loans to be repurchased which is materially adverse to the interests of the Noteholders. The Servicer, as applicable, shall purchase such Delinquent Loan at a price equal to the Repurchase Price of such Loan. Any such purchase of a Loan pursuant to this Section 3.16 shall be accomplished by remittance to the Servicer for deposit in the Custodial Account of the amount of the Repurchase Price. The Issuer and the Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall immediately effectuate the conveyance of such Delinquent Loan to the Servicer, as applicable, to the extent necessary, as requested, and the Issuer and the Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) shall promptly deliver all documentation to the Servicer as applicable, and as shall be necessary to vest in the Servicer title to any Loan or related REO Property released pursuant hereto.

The Servicer may, at its option, repurchase an REO Property. Prior to repurchase pursuant to this Section 3.16, the Servicer shall be required to continue to make monthly P&I Advances pursuant to Section 5.01. The Servicer shall purchase such REO Property at its fair market value as determined in good faith by the Servicer plus any unreimbursed Servicing Advances and P&I Advances. Any such repurchase of an REO Property pursuant to this Section 3.16 shall be accomplished by delivery to the Indenture Trustee for deposit in the Note Account of the amount of the Repurchase Price. The Indenture Trustee shall immediately effectuate the conveyance of such REO Property to the Servicer to the extent necessary, including the prompt delivery of all documentation to the Servicer.

Section 3.17	Indenture Trustee to Cooperate; Release of Mortgage Files.

(a)          Upon the payment in full of any Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall promptly notify the Indenture Trustee and any related Custodian by a certification of a Servicing Officer in the form of Exhibit C or such other form supplied by the Servicer provided that it does not differ from the substantive content of Exhibit C (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to

Section 3.04(b) have been or shall be so deposited) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Indenture Trustee or such Custodian, as the case may be, shall promptly release (and in no event more than ____ Business Days thereafter) the related Mortgage File to the Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Note Account.

(b)          From time to time and as appropriate for the servicing or foreclosure of any Loan, including, for this purpose, collection under any insurance policy relating to the Loans, the Indenture Trustee and any related Custodian shall, upon request of the Servicer and delivery to the Indenture Trustee or such Custodian, as the case may be, of a Request for Release in the form of Exhibit C or such other form supplied by the Servicer provided that it does not differ from the substantive content of Exhibit C, release the related Mortgage File to the Servicer, and the Indenture Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Securityholders. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Indenture Trustee or to such Custodian when the need therefor by the Servicer no longer exists, unless the Loan has been charged off or liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public Indenture Trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Indenture Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Loan was charged off or liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Custodial Account have been so deposited, or that such Loan has become an REO Property, upon request, a copy of the Request for Release shall be released by the Indenture Trustee or such Custodian to the Servicer.

(c)          Upon written certification of a Servicing Officer, the Indenture Trustee shall execute and deliver to the Servicer any court pleadings, requests for Indenture Trustee’s sale or other documents reasonably necessary to the foreclosure or Indenture Trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Indenture Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Indenture Trustee shall not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or Indenture Trustee’s sale.

(d)          The Indenture Trustee (or the Custodian on behalf of the Indenture Trustee) and the Servicer may mutually agree on policies and procedures (commercially reasonable in nature) to allow the submission of any and all requests for the release of a

Mortgage File electronically with a digital signature or other identifier to designate the Servicing Officer of the Servicer requesting such collateral.

Section 3.18	Servicing Compensation.

As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Loan payable solely from payments of interest in respect of such Loan, subject to Section 5.02. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Subsequent Recoveries or Liquidation Proceeds to the extent permitted by Section 3.05(a)(ii), out of general funds in the Custodial Account to the extent permitted by Section 3.05(a) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.13. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Servicing Agreement.

Additional servicing compensation in the form of Foreclosure Profits, assumption fees, late payment charges, insufficient funds fees, customary real estate referral fees, reconveyance fees and other similar fees and charges shall be retained by the Servicer only to the extent such amounts, fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.05(a)(vi) to withdraw from the Custodial Account, pursuant to Section 3.04(h) to withdraw from any Escrow Account and pursuant to Section 3.13(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.06. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.08, Section 3.09 and Section 3.10, to the extent such premiums are not paid by the related Mortgagors or by a Subservicer and servicing compensation of each Subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 3.19	Statement as to Compliance.

The Servicer shall deliver to the Indenture Trustee, the Issuer and each Rating Agency on or before March 15th of each calendar year commencing in ____, an Officers’ Certificate, in a form similar to Exhibit D attached hereto agreeable to the parties hereto, stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Servicing Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Indenture Trustee to any Noteholder and to any Person identified to the Indenture Trustee as a prospective transferee of a Certificate, upon the request and at the expense of the requesting party, provided that such statement is delivered by the Servicer to the Indenture Trustee.

Section 3.20	Assessments of Compliance and Attestation Reports.

On and after January 1, 2006, each of the Master Servicer and the Indenture Trustee shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria (as set forth in Exhibit F). Each of the Master Servicer and the Indenture Trustee shall deliver to the Depositor (and, in the case of delivery by the Master Servicer to the Depositor, a copy to the Indenture Trustee) on or before March 15th of each calendar year beginning in [____], a report (an “Assessment of Compliance”) reasonably satisfactory to the Depositor regarding the Master Servicer’s and Indenture Trustee’s assessment of compliance with the applicable Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Servicing Criteria"), which as of the date hereof, require a report by an authorized officer of the Master Servicer or the Indenture Trustee that contains the following:

(a)          A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer or the Indenture Trustee;

(b)          A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Master Servicer or the Indenture Trustee;

(c)          An assessment by such officer of the Master Servicer’s or Indenture Trustee’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or the Indenture Trustee, as applicable, that are backed by the same asset type as the Mortgage Loans;

(d)          A statement that a registered public accounting firm has issued an attestation report on the Master Servicer’s or Indenture Trustee’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)          A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer or Indenture Trustee, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer or Indenture Trustee, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit F hereto delivered to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) concurrently with the execution of this Agreement.

On or before March 15th of each calendar year beginning in 2007, each of the Master Servicer and the Indenture Trustee shall furnish to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the

Master Servicer or the Indenture Trustee, as applicable, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Each of the Master Servicer and the Indenture Trustee shall cause any servicer, and each subcontractor determined by the Master Servicer or the Trustee, as applicable, to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Depositor (and, in the case of the Master Servicer, the Indenture Trustee) an assessment of compliance and accountants’ attestation.

If the Master Servicer or the Indenture Trustee cannot deliver the related Assessment of Compliance or Attestation Report by March 15th of such year, the Depositor, at its sole option, may permit a cure period for the Master Servicer or the Indenture Trustee, as applicable, to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 30th of such year.

Failure of the Master Servicer to timely comply with this Section 3.21 shall be deemed a Master Servicing Default, automatically, without notice and without any cure period, and the Indenture Trustee may, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

Section 3.21	Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Securityholder, access to the documentation regarding the Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Payments on the Mortgage Loans, including any Principal Prepayments in full, made in accordance with the related Mortgage File will be entered into the Master Servicer’s set of records no more than two Business Days after receipt, and allocated to principal or interest as specified in the related Mortgage File. In addition, access to the documentation regarding the Loans shall be provided to the Indenture Trustee upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access. In each case, access to any documentation regarding the Loans may be conditioned upon the requesting party’s acknowledgment in writing of a confidentiality agreement reasonably satisfactory to the Servicer regarding any information that is required to remain confidential under the Gramm-Leach-Bliley Act of 1999. Nothing in this Section 3.21 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the borrowers and the failure of the Servicer to provide access as provided in this Section 3.21 as a result of such obligation shall not constitute a breach of this Section 3.21.

Section 3.22	Exchange Act Reporting.

(a)          The Indenture Trustee and the Master Servicer shall reasonably cooperate with the Issuer and the Depositor in connection with the Trust’s satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Indenture Trustee shall prepare on behalf of the Trust any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign (or shall cause another entity acceptable to the Securities and Exchange Commission to sign) and the Indenture Trustee shall file (via the Securities and Exchange Commission’s Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor or the Issuer (or such other entity).

(b)          (i) Within 15 days after each Distribution Date, the Indenture Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D (the "Distribution Report") (which shall, if applicable, provide the information required by each of the items set forth in Part II thereof) with a copy of the monthly statement to be furnished by the Indenture Trustee to the Noteholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Indenture Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

(A)         Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Master Servicer;

(B)         Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable, from the Depositor, the Seller or Master Servicer;

(C)         A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Noteholders from each of the Depositor, the Seller and the Master Servicer if applicable;

(D)         The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act of 1933 during the period covered by the report from the Depositor;

(E)         The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Depositor;

(F)          Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Depositor and the Master Servicer; and

(G)	Any exhibits to the Form 10-D from the Depositor.

(ii)          The Trustee will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Master Servicer shall have timely notified the Indenture Trustee of an item reportable on a Current Report on Form 8-K and shall have delivered to the Indenture Trustee no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

(A)         Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, the Seller or the Master Servicer (including any servicer that does not sign this Agreement and any Sub-Servicer that signs a Sub-Servicing agreement) from the Depositor, the Seller or the Master Servicers as applicable;

(B)         Any material modification to the rights of Noteholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Seller or the Master Servicer as applicable; and

(C)	Any Securities Act update provided by the Depositor.

(iii)         Prior to January 30th in each year commencing in 2007, the Indenture Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15th of each year thereafter, the Master Servicer shall provide the Indenture Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.20 and 3.21. Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31st of each year thereafter, the Indenture Trustee shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21 and a certification in the form attached hereto as Exhibit R-1 (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization. The Depositor, the Seller and the Master Servicers shall provide the Indenture Trustee with the following information, as applicable, no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K:

(A)         Any exhibits or financial statement schedules required by Item 15 of Form 10-K from each of the Depositor, the Seller and the Master Servicer;

(B)         A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Seller and the Master Servicer or of which any property of the foregoing is the subject, that is material to Noteholders from each of the Depositor, the Seller and the Master Servicer, if applicable;

(C)         A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Depositor; and

(D)         The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.20 and 3.21.

(c)          The Depositor hereby grants to the Indenture Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. The Depositor agrees to promptly furnish to the Indenture Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Indenture Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Indenture Trustee shall have no responsibility to file any items other than those specified in this Section 4.02; provided, however, the Indenture Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Indenture Trustee under the Exchange Act shall be sent to the Depositor electronically or at the addressed set forth in Section 11.05. Fees and expenses incurred by the Indenture Trustee in connection with this Section 4.02 shall not be reimbursable from the Trust Fund.

(d)          The Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Indenture Trustee 's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Depositor Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

The Indenture Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Depositor Certification, the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.19 and 3.20. In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee’s obligations under this Section 3.22 or the Indenture Trustee’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Indenture Trustee, in connection with a breach of the Indenture Trustee’s obligations under this Section 3.22 or the Indenture Trustee’s negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Indenture Trustee on the other.

(e)          Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Indenture Trustee or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Indenture Trustee to file a Form 10-K as a result of the lack of required information as set forth in Section 3.22(b) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Indenture Trustee of any obligation under this Agreement.

(f)           Upon any filing with the Securities and Exchange Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(g)          Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

(h)          To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

(i)           Each of the parties acknowledges and agrees that the purpose of Sections 3.19, 3.20 and this Section 3.22 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB promulgated by the Commission under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Depositor for delivery of additional or different information as the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this

Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

(j)           Each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date, with a copy of the statement to the Noteholders for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations. Such Form 10-K shall include as exhibits the Master Servicer’s annual statement of compliance described under Section 3.19 and the accountant’s report described under Section 3.20, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit E-1 (the “Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.

(k)          In addition, the Indenture Trustee shall sign a certification (in the form attached hereto as Exhibit E-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of the Certification (provided, however, that the Indenture Trustee shall not undertake an analysis of the accountant’s report attached as an exhibit to the Form 10-K). The Indenture Trustee’s certification shall be delivered to the Depositor by no later than March 19th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Indenture Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

In addition, the Indenture Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Indenture Trustee’s obligations under this Section 3.22(c) or the Indenture Trustee’s negligence, bad faith or willful misconduct in connection therewith. The Depositor shall indemnify and hold harmless the Indenture Trustee and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Depositor’s obligations under this Section 3.22 or the Depositor’s negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor or the Indenture Trustee, as applicable, then the other party, in connection with a breach of its respective obligations under this Section 3.22 with respect to the Depositor or Section 3.22(c) with respect to the Indenture Trustee or its respective negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the other party as a result of the losses, claims, damages or liabilities of the other party in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Depositor on the one hand and the Indenture Trustee on the other.

(l)           Upon any filing with the Securities and Exchange Commission, the Indenture Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(m)         Prior to January 30 of the first year in which the Indenture Trustee is able to do so under applicable law, the Indenture Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

(n)          To the extent that, following the Closing Date, the Depositor certifies to the Indenture Trustee that reports and certifications differing from those required under this Section 3.22 comply with the reporting requirements under the Exchange Act, the Indenture Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22 (in accordance with Section 8.01) in order to comply with such amended reporting requirements and such amendment of this Section 3.22. Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Indenture Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its rights, protections, obligations and immunities under this Servicing Agreement.

ARTICLE IV

Servicing Certificate

Section 4.01      Statements to Securityholders. (a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Servicer shall forward to the Indenture Trustee the Loan information reasonably available to the Servicer with respect to the Loans as the Indenture Trustee may reasonably request in order for the Indenture Trustee to perform the calculations necessary to prepare the statements contemplated by this Section 4.01 (the “Servicing Certificate”). The Indenture Trustee pursuant to Section 3.25 of the Indenture shall forward or cause to be forwarded by mail to each Certificateholder, Noteholder, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to the Notes and Certificates, to the extent applicable:

(i)           the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to principal;

(ii)          the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to interest;

(iii)        the aggregate Servicing Fee received by the Master Servicer during the related Due Period and such other customary information as the Indenture Trustee deems necessary or desirable, or which a Noteholder reasonably requests, to enable Noteholders to prepare their tax returns;

(iv)         the aggregate amount of P&I Advances for such Payment Date (including the general purpose of such Advances);

(v)          the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Payment Date by Loan Group and in the aggregate;

(vi)         the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date by Loan Group and in the aggregate;

(vii)       the number and aggregate unpaid principal balance of Mortgage Loans in respect of which (1) one Monthly Payment is Delinquent, (2) two Monthly Payments are Delinquent, (3) three Monthly Payments are Delinquent and (4) foreclosure proceedings have begun;

(viii)      with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(ix)         the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Payment Date;

(x)          the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xi)         the aggregate amount of Realized Losses incurred during the related Prepayment Period by Loan Group and in the aggregate (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing Date;

(xii)       the aggregate Note Balance of each Class of Notes, after giving effect to the payments, and allocations of Realized Losses, made on such Payment Date;

(xiii)      the Interest Payment Amount in respect of the Class A Notes and the Mezzanine Notes for such Payment Date and the Interest Carry Forward Amount, if any, with respect to the Class A Notes and the Mezzanine Notes on such Payment Date;

(xiv)      the aggregate amount of any Prepayment Interest Shortfall for such Payment Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.24 of the Servicing Agreement;

(xv)        the aggregate amount of Relief Act Interest Shortfalls for such Payment Date;

(xvi)	the Net Monthly Excess Cashflow, if any, for such Distribution Date;

(xvii)     the Overcollateralization Target Amount and the Credit Enhancement Percentage for such Distribution Date;

(xviii)	the Overcollateralization Increase Amount, if any, for such Payment Date;

(xix)      the Overcollateralization Reduction Amount, if any, for such Payment Date;

(xx)        the respective Note Rates applicable to the Class A Notes and the Mezzanine Notes for such Payment Date (and whether such Note Rate was limited by the Net WAC Rate) and the Note Rate applicable to the Class A Notes and the Mezzanine Notes for the immediately succeeding Distribution Date;

(xxi)      the Basis Risk Shortfall for the Class A Notes and the Mezzanine Notes, if any, for such Payment Date and the amount remaining unpaid after reimbursements therefor on such Payment Date;

(xxii)	the amount of such distribution to the Certificates;
(xxiii)	whether a Trigger Event is in effect and the calculation thereof;
(xxiv)	the amount due and the amount received under the Cap Contracts, if any;

(xxv)     the amount of Prepayment Charges collected or paid by the Master Servicer;

(xxvi)    if the Stepdown Date is in effect (and if not, the months remaining until the Stepdown Date);

(xxvii)   [(a) the Delinquency Percentage, the numerator and the denominator used to calculate the Delinquency Percentage and whether the Delinquency Percentage exceeds the level set forth in clause (a) of the definition of Trigger Event, (b) the Cumulative Realized Loss Percentage, the numerator and the denominator used to calculate the Cumulative Realized Loss Percentage and whether the Cumulative Realized Loss Percentage exceeds the level set forth in clause (b) of the definition of Trigger Event];

(xxviii)	the total cashflows received and the general sources thereof;
(xxix)	the amount on deposit Net WAC Rate Carryover Reserve Account;

(xxx)     if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxxi)    the applicable Record Dates, Accrual Periods and Determination Dates for calculating distributions for such Distribution Date;

(xxxii)    the fees and expenses accrued and paid on such Distribution Date and to whom such fees and expenses were paid; and

(xxxiii)  material breaches of representations and warranties regarding the Mortgage Loans.

In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Note or Certificate, as applicable, with a $1,000 denomination.

The Servicer shall also forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Account on the Business Day preceding the related Payment Date pursuant to Section 3.05. The determination by the Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer’s written request, the Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

Section 4.02      Tax Reporting. So long as 100% of the Certificates are owned by the same person, then no separate federal and state income tax returns and information returns or reports will be filed with respect to the Issuer, and the Issuer will be treated as an entity disregarded from the 100% Certificateholder.

ARTICLE V

Advances; Compensating Interest

Section 5.01	Advances.

(a)          The amount of each advance (a “P&I Advance”) to be made by the Servicer for any Payment Date shall equal, subject to Section 5.02, the sum of (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Loans (other than with respect to any Balloon Loan with a delinquent Balloon Payment as described in clause (iii) below), which Monthly Payments were delinquent as of the close of business on the related Determination Date, (ii) with respect to each second-lien Mortgage Loan and REO Property (other than with respect to any REO Property relating to a Balloon Loan with a Delinquent Balloon Payment as described in clause (iv) below), which REO Property was acquired during or prior to the related Prepayment Period and, as to which such REO Property, disposition thereof did not occur during the related Prepayment Period, an amount equal to the interest portion of the related Monthly Payment net of the related Servicing Fee, (iii) with respect to each Balloon Loan with a delinquent Balloon Payment, an amount equal to the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related

Due Date based on the principal amortization schedule for such Balloon Loan assuming such Loan was not a Balloon Loan, and (iv) with respect to each REO Property relating to a Balloon Loan with a delinquent Balloon Payment, which REO Property was acquired during or prior to the related Prepayment Period and, as to which REO Property, disposition thereof did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the assumed monthly principal and interest payment (with each interest portion thereof net of the related Servicing Fee) that would have been due on the related Due Date based on the principal amortization schedule for the related Balloon Loan assuming such Mortgage Loan was not a Balloon Loan, over the net income from such REO Property transferred to the Note Account pursuant to Section 3.13 for distribution on such Payment Date.

On or before ____ New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Indenture Trustee for deposit in the Note Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Payment Date either (i) from its own funds, (ii) from the Custodial Account, to the extent of funds held therein for future distribution (in which case, it shall cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Section 5.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Servicer to make a P&I Advance as permitted in the preceding sentence or withdrawn by the Servicer as permitted in Section 3.05(a) in reimbursement of P&I Advances previously made shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Custodial Account on or before any future Servicer Remittance Date to the extent that the Available Distribution Amount for the related Payment Date (determined without regard to P&I Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Securityholders pursuant to the Indenture on such Payment Date if such amounts held for future distributions had not been so used to make P&I Advances. The Indenture Trustee shall provide notice to the Servicer and the Issuer by telecopy by the close of business on any Servicer Remittance Date in the event that the amount remitted by the Servicer to the Indenture Trustee on such date is less than the P&I Advances required to be made by the Servicer for the related Payment Date.

(b)          The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to 5.02 below, and, with respect to any Mortgage Loan or REO Property, shall continue until a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, except as otherwise provided in this Section.

(c)          The Servicer shall also advance all customary, necessary and reasonable “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and expenses) in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan, (iii) the conservation, management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.04(d), Section 3.08, Section 3.12 and Section 3.13 (such amounts, “Servicing Advances”). Servicing Advances shall also include any reasonable “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or assignments in connection with any foreclosure in respect of any Loan to the extent not recovered from the related Mortgagor or otherwise payable under this Servicing Agreement.

(d)          Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers’ Certificate of the Servicer delivered to the Issuer and the Indenture Trustee.

Section 5.02	Compensating Interest.

The Servicer shall deliver to the Indenture Trustee for deposit into the Note Account on or before 1:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount (“Compensating Interest”) equal to the lesser of (i) the aggregate of the Prepayment Interest Shortfalls for the related Payment Date resulting solely from principal prepayments in full during the related Prepayment Period and (ii) __% of the amount of its aggregate Servicing Fee for the most recently ended calendar month. The Servicer shall not have the right to reimbursement for any amounts remitted to the Indenture Trustee in respect of Prepayment Interest Shortfalls. The Servicer shall not be obligated to pay any amounts with respect to Principal Prepayments in part and Relief Act Interest Shortfalls.

ARTICLE VI

The Servicer

Section 6.01      Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Servicer herein.

Section 6.02      Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

The Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service Loans similar to those in the Trust Estate, is reasonably satisfactory to the Indenture Trustee (as pledgee of the Loans) and the Issuer, is willing to service the Loans and executes and delivers to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Servicing Agreement; provided further that each Rating Agency’s rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency); and provided further that the Owner Trustee receives an Opinion of Counsel to the effect that such assignment or delegation shall not cause the Owner Trust to be treated as a corporation for federal or state income tax purposes.

Section 6.03     Limitation on Liability of the Servicer and Others. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the rights and duties of the parties hereto and the interests of the Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Servicer shall be entitled to be reimbursed therefor. The Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04      Servicer Not to Resign. Subject to the provisions of Section 6.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Issuer and the Indenture

Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; and (b) each Rating Agency shall have delivered a letter to the Issuer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities; provided, however, that no such resignation by the Servicer shall become effective until such successor servicer or, in the case of (i) above, the Indenture Trustee, as pledgee of the Loans, shall have assumed the Servicer’s responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee.

Section 6.05	Subservicing Agreements Between the Servicer and Subservicers.

(a)          In the ordinary course of business, the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

(b)          The Servicer may enter into Subservicing Agreements (provided that such agreements would not result in a withdrawal or a downgrade by any Rating Agency of the ratings on any Class of Notes) with Subservicers, for the servicing and administration of the Loans. Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution the deposit accounts in which are insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 6.07 and provide for servicing of the Loans consistent with the terms of this Agreement. The Servicer shall examine each Subservicing Agreement and shall be familiar with the terms thereof. The terms of any Subservicing Agreement shall not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Issuer or the Noteholders, without the consent of the Majority Noteholders. Any variation without the consent of the Majority Noteholders from the provisions set forth in Section 6.07, provisions relating to insurance in Section 3.10 or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the

Indenture Trustee and the Issuer copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)          As part of its servicing activities hereunder, the Servicer shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 6.06	Successor Subservicers.

The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 6.05.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Indenture Trustee without fee, in accordance with the terms of this Servicing Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to a Servicing Default).

Section 6.07	Subservicing Accounts.

In those cases where a Subservicer is servicing a Loan pursuant to a Subservicing Agreement, the Subservicer shall be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Custodial Account or remit such proceeds to the Servicer for deposit in the Custodial Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Servicing Agreement, the Servicer shall be deemed to have received payments on the Loans when the Subservicer receives such payments.

Section 6.08	Rights of the Depositor in Respect of the Servicer.

The Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Issuer and the Indenture Trustee, upon reasonable advance notice in writing, during normal business hours at the office designated by the Servicer, access to all records maintained by the Servicer (and any such Subservicer) in respect of the Servicer’s rights and obligations with respect to the Loans hereunder and access to officers of the Servicer (and those of any such Subservicer) responsible for such obligations. To the extent such information is not otherwise available to the public, neither the Issuer nor the Indenture Trustee shall disseminate any information obtained pursuant to the preceding sentence without the Servicer’s (or any such Subservicer’s) written consent, except as required pursuant to this Servicing Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies, rating agencies or reinsurers or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Issuer or the Indenture Trustee and in either case, the Issuer or the Indenture Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Issuer may, but is not obligated to, enforce the obligations of the Servicer under this Servicing Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Servicing Agreement or exercise the rights of the Servicer under this Servicing Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Servicing Agreement by virtue of such performance by the Issuer or its designee. The Issuer shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Servicing Agreement or otherwise.

Section 6.09	Liability of the Servicer.

Notwithstanding any Subservicing Agreement, any of the provisions of this Servicing Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Issuer, the Indenture Trustee, the Depositor, the Seller, the Originator and the Securityholders for the servicing and administering of the Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Servicing Agreement shall be deemed to limit or modify such indemnification.

Section 6.10    Assumption or Termination of Subservicing Agreements by Indenture Trustee.

In the event the Servicer shall for any reason no longer be the Servicer (including termination due to a Servicing Default), the Indenture Trustee or its designee shall thereupon assume (or cause its designee or the successor Servicer for the Indenture Trustee appointed pursuant to Section 7.02 to assume) all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Indenture Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 6.06. Upon such assumption, the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 6.06, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement and (ii) none of the Indenture Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Indenture Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

ARTICLE VII

Default

Section 7.01      Servicing Default. If any one of the following events (“Servicing Default”) shall occur and be continuing:

(i)           Any failure by the Servicer to deposit in the Custodial Account or Note Account any deposit required to be made under the terms of this Servicing Agreement (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 5.01) which continues unremedied for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Issuer or the Indenture Trustee; or

(ii)          Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Securities or in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Servicer by the Issuer or the Indenture Trustee; or

(iii)        The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a Indenture Trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order undischarged or unstayed and in effect for a period of 60 consecutive days; or

(iv)         The Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)          any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 5.01 which continues unremedied until ___ New York time on the Business Day immediately preceding the Payment Date.

Then, and in every such case, so long as a Servicing Default shall not have been remedied by the Servicer, either the Issuer or the Indenture Trustee, by notice then given in writing to the Servicer shall terminate all of the rights and obligations of the Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Loans hereunder during any period prior to the date of such termination and the Issuer or the Indenture Trustee, may exercise any and all other remedies available at law or equity. Any such notice to the Servicer shall also be given to each Rating Agency and the Issuer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Servicing Agreement, whether with respect to the Securities or the Loans or otherwise, shall, subject to Section 7.02 of this Servicing Agreement, pass to and be vested in the Indenture Trustee, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Loans that shall at the time be held by the Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Servicer in the Custodial Account or thereafter received by the Servicer with respect to the Loans. All reasonable costs and expenses (including, but not limited to, attorneys’ fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Indenture Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a payment on a Loan which was due prior to the notice terminating the Servicer’s rights and obligations hereunder and received after such notice, that portion to which the Servicer would have been entitled pursuant to Sections 3.05 and 3.18 as well as its Servicing Fee in respect thereof, and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(i) or under Section 7.01(ii) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing Agreement and the Servicer shall provide the Indenture Trustee and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Indenture Trustee and the Owner Trustee in writing of any Servicing Default.

Section 7.02      Indenture Trustee to Act; Appointment of Successor. (a) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement or in the Owner Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) be responsible or accountable for any act or omission of the Servicer prior to the issuance of a notice of termination hereunder, (ii) require or obligate the Indenture Trustee, in its capacity as successor Servicer, to purchase, repurchase or substitute any Loan, (iii) fund any losses on any Permitted Investment directed by any other Servicer or (iv) be responsible for the representations and warranties of the Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other Loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies. Pending appointment of a successor to the Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.18 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Servicing Agreement prior to its termination as Servicer (including, without limitation, the obligation to purchase Loans pursuant to Section 3.01 or to pay any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

(b)          Any successor, including the Indenture Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Loans for the benefit of the Securityholders and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.10.

(c)          Any successor Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

Section 7.03    Notification to Securityholders. Upon any termination of or appointment of a successor to the Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Issuer and each Rating Agency.

Section 7.04	Waiver of Servicer Events of Default.

The Holders of not less than 66% of the Note Balances of the Notes may waive such default or Servicing Default. Upon any such waiver of a default or Servicing Default, such default or Servicing Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Servicing Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

Miscellaneous Provisions

Section 8.01     Amendment. Subject to the following paragraph, this Servicing Agreement may be amended from time to time by the Issuer, the Servicer, the Indenture Trustee and, if applicable, the Custodian, without the consent of any of the Noteholders, in order to (i) cure any ambiguity, omission or defect, (ii) to correct, clarify, modify or supplement any provisions herein (including to give effect to the expectations of Noteholders), (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, or (iv) if such amendment, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed action which, if made effective, would apply retroactively to the Issuer or the Trust Estate at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Issuer or the Trust Estate; provided that (except any amendment described in clause (iv) above) (a) such amendment does not add any significant provisions to change in any manner or eliminate any of the provisions of this Servicing Agreement in a manner the requires the consent of the Holders of Notes as described below, (b) such action shall not adversely affect in any material respect the interests of any Noteholder, as evidenced by either (i) an Opinion of Counsel delivered to the Servicer and the Indenture Trustee to such effect or (ii) confirmation from the Rating Agencies that such amendment shall not result in the reduction or withdrawal of the rating of any outstanding Class of Notes. No amendment shall be deemed to adversely affect in any material respect the interests of any Noteholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Noteholder.

This Servicing Agreement may be amended from time to time by the Issuer, the Servicer, the Indenture Trustee and, if applicable, the Custodian, with the consent of the Majority Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Servicing Agreement or of modifying in any manner the rights of the Holders of Notes; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed on any Note without the consent of the Holder of such Note, (ii) adversely affect in any material respect the interests of the Holders of any Class of Notes (as evidenced by either (i) an Opinion of Counsel delivered to the Indenture Trustee or (ii) written notice to the Issuer, the Servicer and the Indenture Trustee from the Rating Agencies that such action shall not result in the reduction or withdrawal of the rating of the Class A Notes with respect to which it is a Rating Agency) in a manner other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Notes then outstanding; provided, further, that, notwithstanding any other provision of this Servicing Agreement regarding voting rights, no amendment which affects one or more Classes of Notes or Certificates held by the Depositor or Seller or any of their Affiliates shall be effective without the consent of the Depositor or Seller or any of their Affiliates, as applicable, to such amendment.

Notwithstanding any of the other provisions of this Section 8.01, none of the Servicer, the Issuer or the Indenture Trustee shall enter into any amendment that would significantly change the permitted activities of the Issuer without the consent of the Holders of Certificates that represent more than 50% of the Certificate Percentage Interests.

It shall not be necessary for the consent of Securityholders under this Section 8.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Securityholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 8.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Indenture Trustee.

The Indenture Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its respective rights, duties and immunities under this Servicing Agreement or otherwise.

Section 8.02      GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03      Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, [Name of Servicer], ________________________________________________, Attention: ___________, (b) in the case of Moody’s, Home Loan Monitoring Group, 99 Church Street, 4th Floor, New York, New York 10007, (c) in the case of Standard & Poor’s, 55 Water Street 41 Floor, New York, New York 10041, Attention: Residential Mortgage Surveillance Group, (d) in the case of the Owner Trustee, [Name of Owner Trustee], ____________________________________, Attention: _______ Trust Series ____ __, (e) in the case of the Issuer, to ______ Trust Series ____ __, c/o Owner Trustee, [Name of Owner Trustee], ______________________________________, Attention: ______ Trust Series ____ __, (f) in the case of the Indenture Trustee, [Name of Indenture Trustee], ___________________________, Attention: _______________ and (g) in the case of the Underwriter, at [Name of Underwriter], _____________________________________, Attention: ________________; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

Section 8.04      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

Section 8.05      Third Party Beneficiaries. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

Section 8.06      Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07      Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08     Termination Upon Purchase by the Servicer or Liquidation of All Loans; Partial Redemption. (a) The respective obligations and responsibilities of the Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Owner Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i)           the date on or before which the Indenture or Owner Trust Agreement is terminated, or

(ii)          the purchase by the Servicer from the Issuer of all Loans and all property acquired in respect of any Loan at a price equal to the Termination Price.

(b)          The right of the Servicer to purchase the assets of the Issuer pursuant to clause (ii) above on any Payment Date is conditioned upon the Aggregate Loan Balance (after applying payments received in the related Due Period) as of such Payment Date being less than ___ percent of the Aggregate Loan Balance as of the Cut off Date. If such right is exercised by the Servicer, the Servicer shall deposit the Termination Price calculated pursuant to clause (ii) above with the Indenture Trustee pursuant to Section 4.10 of the Indenture and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Servicer, the files pertaining to the Loans being purchased.

(c)          The Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the Loans are to be released to the Servicer, appropriate documents assigning each such Loan from the Indenture Trustee or the Issuer to the Servicer or the appropriate party.

(d)          The Servicer shall give the Indenture Trustee not less than seven Business Days’ prior written notice of the Payment Date on which the Servicer anticipates that the final distribution will be made to Noteholders. Notice of any termination, specifying the anticipated Final Scheduled Payment Date or other Payment Date (which shall be a date that would otherwise be a Payment Date) upon which the Noteholders may surrender their Notes to the Indenture Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Servicer to the Indenture Trustee specifying:

(i)           the anticipated Final Scheduled Payment Date or other Payment Date upon which final payment of the Notes is anticipated to be made upon presentation and surrender of Notes at the office or agency of the Indenture Trustee therein designated; and

(ii)	the amount of any such final payment, if known.

Section 8.09      Certain Matters Affecting the Indenture Trustee. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10     Owner Trustee Not Liable for Related Documents. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Servicing Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Owner Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

It is expressly understood and agreed by the parties hereto that with respect to the execution of this Servicing Agreement by [Name of Owner Trustee] (the “Trust Company”) for the Issuer (a) this Servicing Agreement is executed and delivered by the Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Owner Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall the Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Servicing Agreement or any other related documents.

IN WITNESS WHEREOF, the Servicer, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

[NAME OF SERVICER], as Servicer

By:
Name:
Title:

______ TRUST SERIES ____ __

By: [NAME OF OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

[NAME OF INDENTURE TRUSTEE], as Indenture Trustee

By:
Name:
Title:

EXHIBIT A

LOAN SCHEDULE

TO BE PROVIDED UPON REQUEST

EXHIBIT B

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

That [Name of Indenture Trustee], as Indenture Trustee (the “Indenture Trustee”), under the Indenture (the “Indenture”) among ________________________________________ and the Indenture Trustee, a national banking association organized and existing under the laws of the State of ________, and having its principal office located at_____________________________________________, hath made, constituted and appointed, and does by these presents make, constitute and appoint ________________________, a corporation organized and existing under the laws of the State of ______________, its true and lawful Attorney in Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust”, respectively) creating a trust, second lien, third lien or an estate in fee simple interest in real property securing a Loan and promissory notes secured thereby (the “Mortgage Notes”) for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of Endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [Name of Servicer] is acting as Servicer pursuant to a Servicing Agreement, dated as of ____________ 1, ____ (the “Servicing Agreement”).

This appointment shall apply only to transactions which the Indenture Trustee is authorized to enter into under the Indenture, but in no event shall apply to any transactions other than the following enumerated transactions only:

(1)          The modification or re recording of a Mortgage or Deed of Trust, where said modification or rerecording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

(2)          The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to Indenture Trustees to accomplish same.

(3)          With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non judicial foreclosure or termination,

cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a)            The substitution of Indenture Trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b)	Statements of breach or non performance;
c)	Notices of default;
d)	Cancellations/rescissions of notices of default and/or notices of sale;
e)	The taking of a deed in lieu of foreclosure; and

f)             Such other documents and actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions.

(4)          The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

(5)	The completion of loan assumption agreements.

(6)          The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

(7)          The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the Loan secured and evidenced thereby.

(8)          The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

(9)          The modification or re recording of a Mortgage or Deed of Trust, where said modification or rerecording is for the purpose of any modification pursuant to Section 3.01 of the Servicing Agreement.

(10)        The subordination of the lien of a Mortgage or Deed of Trust, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

The undersigned gives said Attorney in Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney in Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

[NAME OF INDENTURE TRUSTEE], not in its individual capacity, but solely as Indenture Trustee under the Agreements and the Indentures.

Name:	Name:
Title:	Title:

STATE OF _____________	)
	)	ss.:
COUNTY OF ___________	)

On this __ day of ____________, ____, before me the undersigned, Notary Public of said State, personally appeared _______________________________ and _____________________ personally known to me to be duly authorized officers of [Name of Indenture Trustee] that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of [Name of Indenture Trustee] therein named, and acknowledged to me such [Name of Indenture Trustee] executed the within instrument pursuant to its by laws.

WITNESS my hand and official seal.

Notary Public in and for the
State of

After recording, please mail to:

Attn:

EXHIBIT C

FORM OF REQUEST FOR RELEASE

To: [Custodian]

Re:	Servicing Agreement, dated as of ____________ 1, ____, among [Name of Indenture Trustee], as Indenture Trustee, ______ Trust Series ____ __, as Issuer, and [Name of Servicer], as Servicer

In connection with the administration of the Loans held by you as the Custodian on behalf of the Indenture Trustee under the Custodial Agreement, dated as of _________ 1, ____, among the Indenture Trustee, and [Name of Custodian], we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Loan described below, for the reason indicated.

Mortgagor’s Name Address & Zip Code:

Loan Number:

Reason for Requesting Documents (check one)

___ 1.	Loan Paid in Full (The undersigned hereby certifies that all amounts received in connection therewith have been credited to the account of the Indenture Trustee.)
___ 2.

Loan Liquidated by ____________________ (The undersigned hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Custodial Account.)

___ 3.	Loan in Foreclosure
___ 4.	Other (explain)

If box 1 or 2 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Loan.

If box 3 or 4 above is checked, upon our return of all of the above documents to you as the Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form.

[NAME OF SERVICER], as Servicer

By:
Name:
Title:
Date:

Acknowledgment of Documents returned to the Custodian:

[NAME OF CUSTODIAN], as Custodian

By:
Name:
Title:
Date:

EXHIBIT E-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Certification

1.            I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of _____ Trust Series ____ __;

2.            Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.            Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4.            Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.            The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: [_________________________].

[NAME OF DEPOSITOR]

By:
Name:
Title:
Date:

EXHIBIT E-2

FORM OF CERTIFICATION TO BE

PROVIDED TO THE DEPOSITOR BY THE INDENTURE TRUSTEE

Re:	_____ Trust Series ____ __ (the “Trust” or the “Issuer”)

I, [identify the certifying individual], a [title] of [_________________________], as Indenture Trustee, hereby certify to New Century Mortgage Securities LLC (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.            I have reviewed the annual report on Form 10-K for the fiscal year ____, and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.            Based on my knowledge, the information in these distribution reports prepared by the Indenture Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.            Based on my knowledge, the distribution information required to be provided by the Indenture Trustee under the Servicing Agreement is included in these distribution reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in Appendix A to the Indenture, dated [_____________] (the “Indenture”), between _____ Trust Series ____ __, as issuer, and [_________________________], as indenture trustee.

[_________________________], as Indenture Trustee

By:
Name:
Title:
Date: